EXHIBIT 10.26(a)
LEASE — SPARKS, NEVADA

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LEASE — SPARKS, NEVADA

LEASE — SPARKS, NEVADA

LEASE — SPARKS, NEVADA

LEASE — SPARKS, NEVADA

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LEASE — SPARKS, NEVADA
     THIS INDENTURE OF LEASE, dated and effective as of March 7, 1997, by and between SYUFY ENTERPRISES, a California Limited Partnership with an office at 150 Golden Gate Ave., San Francisco, CA, hereinafter called “Landlord”, and CENTURY THEATRES, INC., a Delaware corporation with an office at 150 Golden Gate Avenue, San Francisco, CA 94102, hereinafter called “Tenant”.
RECITALS
     Landlord owns the fee interest in a parcel of land described on Exhibit A attached hereto.
     Landlord and Tenant wish to provide for the lease by Landlord to Tenant of the land.
     NOW THEREFORE, the parties hereto agree as follows:
ARTICLE I
EXHIBITS — DEFINITIONS
     1.01 Attachments to Lease and Exhibits
               Attached to this Lease and hereby made a part hereof are the following:
               EXHIBIT A — a description of the tract of land hereinafter referred to as “Premises” or “Leased Premises”.
               EXHIBIT B — Form of Memorandum of Lease
     1.02 Definitions.
               The following terms for purposes of this Lease shall have the meanings hereinafter specified:
               The term “Commencement Date” and “Rent Commencement Date” shall mean the date which is the earlier of (i) fifteen months after Tenant has secured a building permit for construction of Tenant’s building or (ii) the date on which Tenant opens for business in the Premises.
               The term “Default Rate” shall mean the Ten percent (10%).
               The term “Initial Term” is defined in Section 2.02 herein.
               The term “Leased Premises” or “Premises” shall mean the tract of land described on Exhibit A.
               The term “Mortgage” shall mean any mortgage or deed of trust or other instrument in the nature thereof evidencing a security interest in the Leased Premises or any part thereof.
               The term “Number of Term Years” shall mean 20 years.

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     The term “Option Periods” shall mean two (2)       successive separate periods of five (5) years      each and one (1) successive period of four (4) years.
     The term “Percentage Rate” shall mean eight percent (8%).
     The term “Planned Use” shall mean the construction and operation of a 57,784 square foot multi-plex motion picture theatre, and for such activities in connection therewith as are customary and usual at other motion picture theatres operated by Tenant including, without limitation, the operation of vending machines and video games; operation of concession stands; sale of movie related T-shirts, toys and memorabilia, rentals of auditoriums to third parties and other such activities on the Premises.
     The term “Prime Rate” shall be the per annum interest rate from time to time publicly announced by Citibank, N.A., New York, New York as its base rate. The Prime Rate shall be as announced by Citibank, N.A. notwithstanding that Citibank, N.A. may actually charge other rates, and a written statement from Citibank, N.A. as to what the Prime Rate was on any given day shall be deemed conclusive. In the event that Citibank, N.A. should cease to publicly announce its prime rate, the Prime Rate hereunder shall be the prime rate of any one of the then largest banks (based on assets) in the United States as selected by Tenant upon notice to Landlord.
     The term “CC&R’s” shall mean the “Declaration of Covenants, Conditions, Restrictions and Easements for Victorian Square” recorded in the City of Sparks on March 4, 1997.
     The term “Tenant’s Building” shall mean the building to be erected by Tenant.
     The term “term of this Lease” or “term hereof” shall mean the initial term, as provided in the article captioned “Term” and any renewal or extensions thereof.
ARTICLE II
PREMISES — TERM — OPTIONS — COVENANT OF TITLE
     2.01 Lease of Premises.
          A) Landlord leases to Tenant and Tenant leases from Landlord, the Premises, upon the terms and conditions contained herein.
          B) The Premises are being leased in their “as is” condition subject to Article VIII herein captioned “Environmental Matters”.
          C) Landlord shall deliver possession of the Premises to Tenant on the Effective Date.
          D) Tenant shall be a party to and subject and subordinate to the Declarations of Covenants, Conditions, Restrictions and Easements for Victorian Square. Tenant shall have all rights related to the use of the Common Areas as set forth in the CC&R’s and Tenant shall be obligated to pay its hare of all costs and expenses, including property taxes, related to the Common Area as set forth in the CC&R’s.
     2.02 Term of Lease.

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               Tenant shall at all times during the Term of this Lease have the right to peacefully and quietly have, hold, occupy and enjoy the Premises, subject to the terms of this Lease without hindrance or molestation from Landlord or any person claiming by, from or under Landlord.
               The “Initial Term” of this Lease shall begin on the Commencement Date and shall terminate twenty (20) years thereafter and shall terminate on the last day of the calendar month during which the date which is twenty (20) years after the Commencement Date occurs. References herein to the “Lease Term” shall mean the Initial Term of this Lease or the Initial Term as extended under Section 2.02.
     2.03 Option to Extend Lease Term.
          A) Tenant may, at Tenant’s option, extend the Initial Term of this Lease for up to two (2) consecutive additional periods of five (5) years each and one (1) additional period of four (4) years (individually called a “Renewal Term”), subject to all the provisions of this Lease. The Renewal Term in question shall commence at the expiration of the Initial Term (or the immediately preceding Renewal Term, as the case may be), and shall terminate on the fifth (5th) anniversary of the date of commencement of the Renewal Term in question, unless sooner terminated as provided herein.
          B) Failure to duly exercise the option for any Renewal Term shall nullify the option for the remaining Renewal Terms.
          C) Tenant’s right to the options to extend the Lease Term and Tenant’s rights to the Renewal Term are subject to:
               (1) This Lease being in full force and effect on the last day of the Initial Term or the then current Renewal Term, as applicable.
               (2) Compliance with the following procedure for exercising the option in question:
                    (a) At least nine (9) months before the last day of the Initial Term, or the then current Renewal Term, as the case may be, Tenant shall give Landlord written notice exercising the option.
                    (b) Each party shall, at the request of the other, execute a memorandum acknowledging the fact that the option in question has been exercised. If an option is properly exercised by Tenant, the failure of Landlord to execute such memorandum shall not invalidate such option or the exercise thereof.
               (3) Tenant is not in default (meaning the breach of any obligation hereunder and failure to cure that breach within the time permitted in Section 14.01) at time of the exercise of the renewal and at the commencement of the renewal term.
     2.04 Covenant of Title; Authority and Quiet Possession; Transfer of Title.
               (A) Landlord represents and warrants to Tenant that Landlord has full right and lawful authority to enter into and perform Landlord’s obligations under this Lease for the term hereof, and has good an marketable title to the Leased Premises in fee simple.
               (B) At all times during the Term, Tenant shall keep and maintain the Leased Premises and Tenant’s Building in good order and repair and in a clean and safe condition, reasonably free of debris. Tenant shall make any and all additions to and all alterations and repairs in, on and about the Leased Premises, which may be required by, and shall otherwise observe and comply with, all public laws, ordinances

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and regulations from time to time applicable to the Leased Premises. Tenant shall indemnify and save harmless Landlord from and against all actions, claims and damages by reason of Tenant’s failure to comply with and perform its obligations under this section.
               (C) Tenant will not permit the Leased Premises to become subject to any mechanics’, laborers’ or materialmen’s lien on account of labor or material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed on the Leased Premises by or at the direction or sufferance of Tenant; provided, however, Tenant shall have the right to contest in good faith and with reasonable diligence the validity of any such lien or claimed lien and on final determination of the lien or claim for the lien, Tenant will immediately pay any judgment rendered with all proper costs and charges, and will, at its own expense, have the lien released and any judgment satisfied.
ARTICLE III
USE OF PREMISES
     3.01 Use.
          A) The Premises may be used for the Planned Use no other purpose. Tenant’s use shall be subject to the CC&R’s.
          B) Landlord shall agree and consent to such utility and other easements encumbering the Premises or benefiting the Premises as Tenant may reasonably require for its use and occupancy of the Premises.
          C) Tenant shall have the right to use the easements for parking, ingress and egress as set forth in the CC&R’s.
ARTICLE IV
RENT
     4.01 Annual Fixed Rent.
          A) Beginning on the Rent Commencement Date, Tenant shall pay to Landlord during the Lease Term Annual Fixed Rent in the amount of Six Hundred Forty-Four Thousand Four Hundred Twenty-Four Dollars ($644,424,000) The Annual Fixed Rent shall be payable in advance in twelve (12) equal monthly installments. The Annual Fixed Rent shall be subject to adjustment every five (5) years after the Initial Rent Due Date as set forth in Section 4.01 (B) below.
          B) The Annual Fixed Rent shall apply from the Rent Commencement Date through the end of the fifth (5th) Lease Year of the Term. The Annual Fixed Rent shall be increased on the first day of the sixth (6th) Lease Year and on the first day of each fifth (5th) Lease Year thereafter during the Term by an amount of Fifty-Seven Thousand Five Hundred Thirty-Eight Dollars ($57,538) greater than the Annual Fixed Rent payable immediately before the Adjustment date in question.
     4.02 Percentage Rent.
          In addition to the payment of Annual Fixed Rent, Tenant shall pay to Landlord for each Lease Year during the Term of this Lease, as Percentage Rent a sum equal to the amount by which eight percent (8%) of the Gross Sales for such Lease Year exceeds the Annual Fixed Rent which is payable for such Lease Year equal to the quotient obtained by dividing the annual fixed rate for such Lease year by the percentage rate. For the purpose of computing the Annual Percentage for the first Lease Year, the Gross

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sales and the annual fixed rate percentage for the partial calendar month, if any, preceding the first Lease Year shall be includable in the Annual Fixed Rate and Gross Sales for the first Lease Year.
          Gross Sales shall mean all box office receipts, and receipts from sales of goods, merchandise, beverages, food, vending machines and video games. Gross Sales shall exclude credits and refunds made with respect to admissions or other sales; all federal, state, county and city admission taxes, sales taxes and other similar taxes now or hereafter imposed whether such taxes are collected from customers separately from the selling price of admission tickets or absorbed therein, and actually paid over to the taxing authority by Tenant and returned, exchanged, waived or “Pass Admissions” including EBF charges on “Pass Admissions”. Commissions paid to agencies or other third parties for selling tickets and any sums paid to third parties for the use or rental of vending machines, pay telephones or other amusement machines shall be deducted from Gross Sales.
          Tenant agrees to furnish Landlord a statement certified by its chief financial or similar officer of its Gross Sales within ninety (90) days after the close of each Lease Year and calculation of Percentage Rent, if any, due for such Lease Year. Tenant shall concurrently with the delivery of such statement, pay to Landlord any Percentage Rent due for such Lease Year.
          The receipt by Landlord of any statement or any payment of Percentage Rent for any period shall not bind it as to the correctness of the statement or the payment. Landlord shall within three years after the receipt of any such statement be entitled to an audit of such Gross Sales. Such audit shall be limited to the determination of the Gross Sales as defined in this Lease and shall be conducted during normal business hours at the principal place of business of Tenant. If it is determined as a result of such audit that there has been a deficiency in the payment of Percentage Rent, then such deficiency shall become immediately due any payable with interest at the annual rate of eighteen (18%) percent from the date when said payment should have been made until paid. Any information gained from such statements or inspection shall be confidential and shall not be disclosed other than to carry out the purposes hereof.
     4.03 Rent Payments. Rent and other sums to be paid by Tenant shall be payable in lawful money of the United States of America. All payments shall be made by Tenant to Landlord without notice or demand.
     4.04 Place for Payment of Rent. The Annual Rent and any other charges required to be paid by Tenant to Landlord shall be sent to Landlord at its principal place of business, or such other address as Landlord may direct in writing.
     4.05 Late Payment of Rent. In the event that any monthly installment of rent is not paid within ten (10) days after such payment is past due, Tenant shall pay Landlord interest on such unpaid rent at the rate of ten (10%) per annum computed from the date such rent installment was due until the date actually paid.
     4.06 Additional rent. Tenant shall pay as additional rent its pro-rata share of all Common Area Expenses including Property Taxes and Insurance in accordance with the CC&R’s.
ARTICLE V
TAXES, ASSESSMENTS AND UTILITIES
     5.01 Impositions.
          A) The term “Impositions” shall mean all real estate taxes, duties or assessments (special or otherwise), water and sewer rents, whether ordinary or extraordinary, general or special, foreseen or unforeseen, of any kind and nature whatsoever, which, at any time during the Lease Term, shall be assessed or levied, or be attributable in any manner to the Leased Premises, or the rents receivable therefrom, or any part thereof or any use thereon or any facility located therein or used in connection therewith, whether or not

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any of the foregoing shall be a so-called “real estate tax” expressly excluding, however, any such items arising directly or indirectly out of any act or omission of Landlord, any of Landlord’s predecessors in title or any other person occurring prior to the commencement of the Term. From and after the Initial Rent Due Date, Tenant shall pay when due all impositions assessed, levied or attributable to the Leased Premises and/or the Improvements on the Leased Premises. All Impositions or installments thereof payable with respect to the tax year in which this Lease shall commence, and all Impositions or installments thereof with respect to the tax year in which this Lease shall terminate, shall be pro-rated on a daily basis; provided, however, that assessments or escape assessments assessed as a result of this Lease and/or the construction of Tenant Improvements by Tenant shall not be prorated and shall be paid solely by Tenant; and provided further that assessments attributable to Tenant Improvements made in the final year of the Lease shall be paid solely by Tenant if Tenant demolishes the Tenant Building.
          B) In the event Tenant fails to pay such real property taxes as provided herein, Landlord may, but shall not be required to, pay the same, and any amount so paid by Landlord shall immediately thereafter become due to Landlord from Tenant as Additional Rent with interest thereon at the rate of 18% per annum from the date of Landlord’s payment plus any fine, penalty, interest or cost which is levied by the taxing authority for such late payment.
     5.02 Exceptions from Impositions; Charges in Lieu of Impositions.
          A) Nothing herein contained shall require Tenant to pay any estate, inheritance, succession, capital levy, corporate franchise, gross receipts, transfer, or income tax of Landlord, nor shall any of the same be deemed to be included within the term “Impositions” as defined herein.
          B) Notwithstanding any other provision of this Article V, if at any time after the date of this Lease the present method of taxation or assessment shall be changed so that in lieu of, as a substitute for (whether in whole or in part) or as a supplement to (provided such supplemental tax relates to real estate or revenues from real estate and not to other property or business as well) the taxes now levied, assessed or imposed on real estate and buildings and Improvements thereon, a tax shall be imposed, assessed or levied wholly or partly on the Rent, or a tax, assessment, levy or charge, measured or based, in whole or in part on the Premises or on the rents derived therefrom, shall be imposed on Landlord, then Tenant shall pay taxes so measured or based only to the extent that such taxes would be payable if the Premises were the only property of Landlord subject to such taxes, or the income from operation of the Premises were Landlord’s only income, as the case may be.
     5.03 Contest of Taxes. Tenant at its sole cost and expense may by appropriate legal proceedings conducted in good faith and with due diligence, contest the amount or validity or application, in whole or in part, of any Imposition or lien therefor, or any other lien, encumbrance or charge against the Premises arising from work done or materials provided to or for Tenant. Tenant shall give Landlord reasonable notice of, and information pertaining to, such contest and regular progress reports with respect thereto. Landlord shall cooperate with any effort pursued by Tenant in accordance with this Section 5.03. Tenant shall indemnify, protect and hold harmless Landlord and the Premises from any lien or liability with respect to any such Imposition or contest thereof, including all costs and expenses related thereto. Landlord shall provide Tenant with copies of notice when received by Landlord from the taxing authorities of any assessments or reassessments of the Premises in sufficient time (but in no event later than thirty (30) days after Landlord’s receipt of the same) to enable Tenant to contest the same in accordance with the provisions of this Section 5.03.
     5.04 Utilities. Tenant shall pay before delinquency, directly to the appropriate company or governmental agency, all charges for all utilities consumed on the Leased Premises. Any utility improvements

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presently serving the Leased Premises shall be maintained, repaired and replaced by Tenant, at Tenant’s expense.
     5.05 Personal Property Taxes. During the term of this Lease, Tenant shall pay before delinquency any and all personal property taxes levied or assessed against any personal property located upon the Premises. If Tenant fails to timely pay such taxes and a lien is filed against the Premises, Landlord may discharge such lien, if Tenant fails to discharge such lien within ten (10) days following Tenant’s receipt of notice from Landlord, including without limitation reasonable attorneys’ fees, together with interest at the rate of eighteen percent (18%) per annum from the date of expenditure, such additional rent being due and payable within ten (10) days of notice thereof.
ARTICLE VI
INSURANCE
     6.01 Acquisition of Insurance Policies. Tenant shall, at its sole cost and expense, procure and maintain, or cause to be procured and maintained, during the entire Term the insurance described in this Section (or its then available equivalent), and shall name Landlord and any other parties requested by Landlord as an additional insured.
     6.02 Types of Required Insurance. Tenant shall procure and maintain the following:
          A) Commercial General Liability Insurance. Commercial general liability insurance insuring against injuries or damages to persons or property sustained in, on or about the Leased Premises, Premises and the appurtenances thereto, including the sidewalks and alleyways adjacent thereto, with limits of liability no less than Five Million Dollars ($5,000,000) per occurrence and in the aggregate.
          B) Physical Property Damage Insurance. During the term hereof, Tenant shall keep Tenant’s Building (excluding foundations, footings and underground improvements) as well as any and all improvements on the Leased Premises and personal property insured in the name of Landlord and Tenant against damage or destruction by fire and the perils commonly covered under the extended coverage endorsement (with vandalism and malicious mischief coverage) including Builder’s Risk and earthquake to the extent of not less than 100% of the full replacement cost thereof less any deductible applicable to all of Tenant’s theatres insured under a blanket policy. Tenant shall be responsible for determining the amount of fire and extended coverage insurance to be maintained subject to Landlord’s consent, which consent is not to be unreasonably withheld or delayed. The proceeds of such insurance in case of loss or damage shall be held in trust and applied on account of the obligation of Tenant to repair and/or rebuild the Leased Premises pursuant to the Article captioned “Damage Clause” to the extent that such proceeds are required for such purpose. The insurance required to be carried by Tenant under this paragraph may be covered under a so-called “blanket” policy covering other operations of Tenant and its affiliates. Upon written request, Tenant shall name Landlord and any parties requested by Landlord and the holder of the first mortgage on Tenant’s Building pursuant to a standard mortgage clause with respect to the foregoing hazard insurance, provided such holder agrees with Tenant in writing to disburse such insurance proceeds to Landlord for, and periodically during the course of, repair and restoration of Tenant’s Building as set forth in this Lease.
     6.03 Terms of Insurance. The policies required under Section 6.02 shall name Landlord as additional insured. Tenant shall provide to Landlord certificates of insurance and copies of policies obtained by Tenant hereunder promptly upon the request of Landlord. Further, all policies of insurance described in Section 6.02 shall:
          A) Be written as primary policies not contributing with and not in excess of coverage that Landlord may carry.

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          B) Contain an endorsement providing that the amount of coverage will not be reduced with respect to Landlord except after twenty (20) days prior written notice from insurance company to Landlord and such coverage may not be canceled with respect to Landlord except after thirty (30) days’ prior written notice from insurance company to Landlord.
          C) Expressly provide that Landlord shall not be required to give notice of accidents or claims and that Landlord shall have no liability for premiums.
          D) Be written by insurance companies having a Bests rating of “A-” or better, and such insurance companies shall be reasonably acceptable to Landlord.
     6.04 Landlord’s Acquisition of Insurance. If Tenant at any time during the Term fails to procure or maintain insurance required hereunder or to pay the premiums therefor, Landlord shall have the right to procure the same and to pay any and all premiums thereon, and any amounts paid by Landlord in connection with the acquisition of insurance shall be immediately due and payable as additional rent, and Tenant shall pay to Landlord upon demand the full amount so paid and expended by Landlord. Any policies of insurance obtained by Landlord covering physical damage to the Premises shall contain a waiver of subrogation against Tenant if and to the extent such waiver is obtainable and if Tenant pays to Landlord on demand the additional costs, if any, incurred in obtaining such waiver.
     6.05 Insurance Money and Other Funds Held in Trust. All insurance money or proceeds received by the Tenant and/or Landlord shall be held in trust by Landlord and, except as provided otherwise in Section 6.06, shall be applied as follows:
          First, for the purpose of defraying the cost of repairing, restoring, replacing and/or rebuilding any structure or improvement on or in the Premises as required as provided in Section 6.06 hereof; and Second, if the damaged or destroyed structure or improvement is not repaired, restored, replaced or rebuilt as hereinafter provided, said funds shall be disposed of as provided in Section 6.06. Any of said funds in the hands of the Tenant at the end of the Term hereof shall be disposed of as set forth in Section 6.06 (A).
     6.06 Application or Proceeds of Physical Damage Insurance. In case of any insurance policies as described in Section 6.02 (B) (Physical Property Damage Insurance) the application of insurance proceeds from damage or loss to property shall be determined in part in accordance with Article XVI hereof and, in the event of any such repair, replacement, restoration or rebuilding, the Tenant and Landlord shall apply the proceeds of the insurance collected to the cost of such work upon certificate of satisfactory progress and/or completion in form satisfactory to Tenant and Landlord by the licensed architect or engineer in charge of the work. Any amounts payable to Tenant or any Affiliate of Tenant for work or services performed or materials provided as part of any such repair, replacement, restoration or rebuilding shall not exceed competitive rates for such services or materials and Tenant shall, upon request of Landlord, make available to Landlord and its representatives all books and records of Tenant relating to such work, services and materials. Upon completion of such repair, replacement, restoration or rebuilding in accordance with the provisions of this Lease, and the full payment therefor (so no liens, encumbrances or claims with respect thereto can be asserted against the Premises, this Lease, Landlord or Tenant), any insurance proceeds received by the Tenant or Landlord with respect to the damage or destruction involved, and not used, shall be and remain the property of Landlord.
          A) Distribution of Unutilized Proceeds. At the termination of this Lease, such insurance proceeds or condemnation awards received and held by the Tenant and not used for repair, replacement or reconstruction (“Available Proceeds”), shall be disposed as follows:
               (1) First, Landlord shall be awarded an amount sufficient to remove any improvements not repaired and to return the Property to the level of adjacent streets (“grade level”); and

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               (2) Second, any remainder shall be paid to Landlord.
     6.07 Cooperation for Insurance Proceeds. Landlord and Tenant shall each cooperate with the other in order to obtain the largest possible recovery and execute any and all consents and other instruments and take all other actions reasonably necessary or desirable to effectuate the same and cause such proceeds to be paid as hereinbefore provided. Notwithstanding anything to the contrary contained in this Lease, neither party shall carry any Insurance concurrent in coverage and contributing in the event of loss with any insurance required to be furnished by the other hereunder if the effect of separate insurance would be to reduce the protection or the payment to be made under such party’s insurance or under the insurance required to be furnished by the other.
     6.08 Waiver of Right of Recovery. Landlord and Tenant hereby release each other from any and all liability and responsibility to one another and, to the extent legally possible to do so on behalf of their respective insurers and anyone claiming through or under either of them, by way of subrogation or otherwise, hereby waive any liability for any and all loss or damage which is of the type covered by fire and extended coverage insurance described in this Article, irrespective of any negligence on the part of the other party which may have contributed to or caused such loss. Every insurance policy carried by either party with respect to the Premises or Tenant’s Building or land or improvements adjoining the Premises owned or leased by Landlord shall (if it can be so written and does not result in a material additional premium) include provisions denying to the insurer subrogation rights against the other party and any fee or leasehold mortgage to the extent such rights have been waived by the insured prior to the occurrence of damage or loss. If the waiver of subrogation otherwise is not effective, each party covenants that it will obtain for the benefit of the other party an express waiver of any right of subrogation which the insurer of such party may acquire against the other party by virtue of the payment of any such loss covered by such insurance. In the event either party is by law, statute, governmental regulation, economically unleasable or other factor beyond such party’s reasonable control unable to obtain a waiver of the right of subrogation for the benefit of the other party, then, during any period of time when such waiver is unobtainable, said party shall be deemed not to have released any subrogated claim of its insurance carrier against the other party, and during the same period of time the other party shall be deemed not to have released the party who has been unable to obtain such waiver from any claims they or their insurance carriers may assert which otherwise would have been released pursuant to this Section. In the event that either party is unable to obtain such waiver of the right of subrogation for the benefit of the other party, such party shall, within thirty (30) days of receiving notice of such inability, give the other party written notice of such inability.
ARTICLE VII
MAINTENANCE, REPAIRS AND ALTERATIONS
     7.01 Alterations — Changes.
          A) At any time and from time to time during the Lease Term, Tenant may, at its sole expense, make any alterations, additions or changes, whether structural or nonstructural, to any portion or all of any Improvements which may exist at any time and from time to time on any portion of the Premises, and may, at its option, construct new Improvements on the Premises, or remove or demolish Improvements on the Premises, provided that all such alterations or changes in Improvements and new Improvements shall be performed in a first-class manner and must comply with the CC&R’s as well as all laws, zoning regulations and ordinances, and any conditions on permits issued pursuant thereto. If the change, alteration or addition is structural or exterior in nature Landlord’s written approval shall be first obtained, which approval shall not be unreasonably withheld.
          B) Tenant shall at all times keep the Leased Premises, Premises or any part thereof, free and clear of all liens and claims for labor or material and free and clear of all attachments, executions and notices.

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          (C) Upon termination of this Lease, Tenant may, at its option, remove any personal property and trade fixtures including, but not limited to theatre seats, projection and sound equipment, snack bar equipment and computers.
     7.02 Repairs — Maintenance.
          Tenant shall, at its sole cost and expense, maintain and repair the Leased Premises and Tenant’s Building and all improvements on the Leased Premises including all exterior lighting and signs.
          Tenant shall commence all of the repairs and maintenance within 3 days after receiving notice thereof from Landlord (provided that in the case of an emergency Tenant shall commence such work immediately upon receiving notice) and shall be diligently completed in a good and workmanlike manner. Notwithstanding the foregoing, Landlord shall have the right and option (but not the obligation) to undertake any such repair, maintenance or other items, in which event Tenant shall reimburse Landlord for all of the costs thereof within 30 days after Landlord’s request therefor. If Tenant fails to reimburse Landlord within the 30 day period, Tenant shall pay Landlord in addition interest thereon at the rate of 18% per annum until such payment has been made.
ARTICLE VIII
ENVIRONMENTAL MATTERS
     8.01 Definition. For purposes of this Article VIII, the term “Hazardous Material” means (a) any substance, product, waste or other material of any nature whatsoever which is or becomes listed, regulated, or addressed pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq. (“CERCLA”); the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq. (“RCRA”); the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Clean Water Act, 33 U.S.C. Section 1251, et seq.; all as amended, or any State of Nevada or any other federal, state or local statute, law, ordinance, resolution, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect; (b) any substance, product, waste or other material of any nature whatsoever which may give rise to liability under any of the above statutes or under any statutory or common law theory based on negligence, trespass, intentional tort, nuisance or strict liability or under any reported decisions of a state or federal court; (c) petroleum or crude oil, other than petroleum and petroleum products contained within regularly operated motor vehicles; (d) asbestos; (e) subsurface gas; (f) urea formaldehyde foam insulation; (g) poly chlorinated byphenyls (“PCBs”); and freon and other chloroflurocarbons.
     8.02 Tenant’s Responsibilities and Landlord Indemnity.
          A) Tenant shall not cause or permit any Hazardous Materials to be brought upon, stored, used, generated, released into the environment or disposed of, on, in, under or about the Leased Premises, the Common Area, or any other portion of the Premises by Tenant, its agents, employees, contractors or invitees, in violation of any law. Upon the expiration or sooner termination of this Lease, Tenant covenants to remove from the Premises, and/or Leased Premises at its sole cost and expense, any and all Hazardous Materials, including any equipment or systems containing Hazardous Materials, which are brought upon, stored, used, generated or released into the environment at or above actionable levels by Tenant, its agents, employees, contractors or invitees. To the fullest extent permitted by law, Tenant hereby indemnifies and defends (with counsel experienced and competent in litigating issues of Hazardous Materials) Landlord and agrees to hold Landlord, the Premises and the Leased Premises free and harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities and losses (including, without limitation, diminution in the value of the Premises, damages for the loss or restriction on use of rentable space or of any amenity of the Premises, and sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees) which arise directly or indirectly from the presence of actionable levels of Hazardous Materials on, in or

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about the Premises which is through Tenant’s (or its agents, employees, contractors or invitees) acts or omissions brought upon, stored, used, generated or released into the environment by Tenant, its agents, employees, contractors or invitees (referred to as “Tenant’s Environmental Acts”). This indemnification by Tenant of Landlord includes, without limitation, any and all costs incurred in connection with any investigation of site conditions or any clean up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of the presence of such Hazardous Materials in, on or about the Premises, or the soil or ground water on or under the Premises or any portion thereof due to Tenant’s Environmental Acts. Tenant shall promptly notify Landlord of any release of Hazardous Materials in the Premises, which Tenant becomes aware of during the term of this Lease, caused by Tenant’s Environmental Acts. Landlord agrees to indemnify, defend and hold Tenant harmless from all claims, judgments, damages, penalties, fines, costs, resulting from the presence of Hazardous Materials on or about the Premises, (i) on the Commencement Date of this Lease, and/or (ii) during or after the term of this Lease, if the presence of Hazardous Materials results from any cause other than Tenant’s Environmental Acts.
          B) Tenant shall promptly notify Landlord of, and shall promptly provide Landlord with true, correct, complete and legible copies of all of the following environmental items relating to the Premises which may be filed or prepared by or on behalf of, or delivered to or served upon Tenant: reports filed pursuant to any self-reporting requirements, reports filed pursuant to any applicable laws or this Lease, all permit applications, permits, monitoring reports, workplace exposure and community exposure warnings or notices and all other reports, disclosures, plans or documents (excluding those which may be reasonably characterized as confidential) relating to water discharges, air pollution, waste generation or disposal, underground storage tanks or Hazardous Materials.
          C) In addition to Tenant’s routine reporting obligations described in (B) above, Tenant shall promptly notify Landlord of, and shall promptly provide Landlord with true, correct, complete and legible copies of, all of the following environmental items relating to the Premises which may be filed or prepared by or on behalf of, or delivered to or served upon, Tenant: all orders, reports, listings and correspondence (excluding those which may be reasonably considered confidential) of or concerning the release, investigation of, compliance, clean up, remedial and corrective actions, and abatement of Hazardous Materials whether or not required by any applicable laws, including, but not limited to, reports and notices required by any applicable laws, including, but not limited to, reports and notices required by or given pursuant to any applicable laws, and all complaints, pleading and other legal documents filed against Tenant related to Tenant’s use, handling, storage or disposal of Hazardous Materials. In the event of a release of any Hazardous Materials in, on or about the Premises, Tenant shall promptly notify Landlord and provide Landlord with copies of all reports and correspondence with or from all governmental agencies, authorities or any other persons relating to such release.
          D) Landlord, at Tenant’s sole cost and expense, shall have the right, but not the obligation, to join and participate in any legal proceedings or actions initiated in connection with any claims or causes of action arising out of the storage, generation, use or disposal by Tenant, its agents, employees, contractors or invitees, of Hazardous Materials in, on, under or about the Premises caused by Tenant’s Environmental Acts which results in (i) injury to any person, (ii) injury to or any contamination of the Premises or (iii) injury to or contamination of any real or personal property wherever situated. Tenant, at its sole cost and expense, shall promptly take all actions necessary to return the Premises to the condition existing prior to the introduction of such Hazardous Materials to the Premises and to remedy or repair any such injury or contamination. Notwithstanding the foregoing, Tenant shall not, without Landlord’s prior written consent, which consent shall not be unreasonably withheld or denied or conditioned or delayed, take any remedial action in response to the presence of any Hazardous Materials in, on, under or about the Premises or enter into any settlement agreement, consent decree or other compromise with any governmental agency with respect to any Hazardous Materials claims; provided, however, Landlord’s prior written consent shall not be necessary in the event that the presence of Hazardous Materials in, on, under or about the Premises (i) poses an immediate threat to the health, safety or welfare of any individual or (ii) is of such nature that an immediate remedial response is necessary and it is not possible to obtain Landlord’s consent before taking such action.

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     8.03 Remedial Work. In the event any investigation or monitoring of site conditions or any cleanup, containment, restoration, removal or other remedial work (“Remedial Work”) is required (a) under any applicable federal, state or local law or regulation, (b) by any judicial, arbitral or administrative order, (c) to comply with any agreements affecting the Premises or (d) to maintain the Premises in a standard of environmental condition which presents no risk to safety or health, prevents the release of any hazardous materials to adjacent property and otherwise is consistent with the prudent ownership of property of the character of the Premises and/or Tenant’s Building and if such Remedial Work is required as a direct result of Tenant’s Environmental Acts, then Tenant at Tenant’s sole cost and expense, including without limitation, any taxes or penalties assessed in connection with the Remedial Work, shall perform or cause to be performed such Remedial Work; and if such Remedial Work is required for any reason other than Tenant’s Environmental Acts, then, Landlord, at Landlord’s sole cost and expense, including without limitation, any taxes or penalties assessed in connection with the Remedial Work, shall perform or cause to be performed such Remedial Work. All Remedial Work shall be conducted (i) in a diligent and timely fashion by licensed contractors acting under the supervision of a consulting environmental engineer, (ii) pursuant to a detailed written plan for the Remedial Work approved by any public or private agencies or persons with a legal or contractual right to such approval, (iii) with such insurance coverage pertaining to liabilities arising out of the Remedial Work as is then customarily maintained with respect to such activities, and (iv) only following receipt of any required permits, licenses or approvals. The selection of the Remedial Work contractors, any disclosures to or agreements with any public or private agencies or parties relating to Remedial Work and the written plan for the Remedial Work (and any changes thereto) each shall be subject to the other party’s prior written approval, which approval shall not be unreasonably withheld, denied, conditioned or delayed. In addition, the party doing the Remedial Work shall submit to the other party, promptly upon receipt or preparation, copies of any and all reports, studies, analyses, correspondence, governmental comments or approvals, proposed removal or other remedial work contracts and similar information prepared or received by such party in connection with any Remedial Work or Hazardous Materials relating to the Premises. In the event the party responsible therefor should fail to commence or cause to be commenced in a timely fashion, or fail diligently to prosecute to completion, such Remedial Work, the other party (following written notice) may, but shall not be required to, cause such Remedial Work to be performed, and all costs and expenses thereof, or incurred in connection therewith (i) in the case where Tenant is the responsible party, shall be paid as additional rent due and payable within thirty (30) days of Landlord’s invoice therefor, or (ii) in the case where Landlord is the responsible party, shall be paid by Landlord to Tenant within thirty (30) days of Tenant’s invoice therefor, and if not timely paid by Landlord, in additional to all other rights and remedies, Tenant shall have the right of offset against rent which may become due. Neither party shall be obligated to perform Remedial Work under this Section while it is contesting the application of any law, regulation or order, provided the other party is not exposed to any additional liability, risk or damages. Obligations under this Section are solely for the benefit of the parties, their successors, and assigns and any subtenants of this Lease, and not for any other third parties.
     8.04 Maintenance of Premises.
          A) Tenant at its sole cost and expense shall keep and maintain the Leased Premises in compliance with, and shall not cause or permit the Premises to be in violation of, any federal, state or local laws, statutes, ordinances, orders, guidelines, rules or regulations relating to health and safety, to industrial hygiene or to environmental conditions on, under or about the Premises, including, but not limited to, air, soil and ground water conditions.
          B) Tenant shall be liable and responsible for any Hazardous Materials which Tenant causes to be brought onto the Leased Premises.
     8.05 Landlord’s Responsibilities.

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          A) Landlord shall not cause or permit any Hazardous Materials to be brought upon, stored, used, generated, released into the environment or disposed of, on, in, under or about the Leased Premises or any other portion of the Premises by Landlord, its agents, employees, contractors or invitees, in violation of any law.
          B) Landlord shall promptly notify Tenant of, and shall promptly provide Tenant with true, correct, complete and legible copies of, all of the following environmental items relating to the Leased Premises which may be filed or prepared by or on behalf of, or delivered to or served upon, Landlord: all orders, reports, listings and correspondence (even those which may be considered confidential) of or concerning the release, investigation of, compliance, clean up, remedial and corrective actions, and abatement of Hazardous Materials whether or not required by any applicable laws, including, but not limited to, reports and notices required by any applicable laws, including, but not limited to, reports and notices required by or given pursuant to any applicable laws, and all complaints, pleading and other legal documents filed against Landlord related to Landlord’s or Landlord’s other tenant’s use, handling, storage or disposal of Hazardous Materials.
     8.06 Landlord Inspection. Landlord and Landlord’s agents and employees shall have the right, but not the obligation, to inspect, investigate, sample and/or monitor the Premises, including any soil, water, ground water or other sampling, and any other testing, digging, drilling or analyses, at any time to determine whether Tenant is complying with the terms of this Article VIII, and in connection therewith, Tenant shall provide Landlord with full access to all relevant facilities, records and personnel. If Tenant is in default with any of the provisions of this Article VIII, Landlord and Landlord’s agents and employees shall have the right, but not the obligation, without limitation upon any of Landlord’s other rights and remedies under this Lease, to immediately enter upon the Premises and to discharge Tenant’s obligations under this Article VIII at Tenant’s expense, notwithstanding any other provisions of this Lease. Landlord and Landlord’s agents and employees shall endeavor to minimize interference with Tenant’s business. All sums reasonably disbursed, deposited or incurred by Landlord in connection therewith, including, but not limited to, all costs, expenses and actual attorneys’ fees, shall be due and payable by Tenant to Landlord, as an item of additional rent, on demand by Landlord, together with interest thereon at the rate of ten percent (10%) per annum.
     8.07 Effect of Termination.
          A) Upon termination of this Lease, Tenant shall advise Landlord in writing whether or not, to the best of Tenant’s knowledge, Tenant is in default of any provision of this Article VIII and if it is in default, the specific nature of such default.
          B) All liabilities of Landlord and Tenant, respectively, under this Article VIII, accrued as of the date this Lease terminates, shall survive such termination.
ARTICLE IX
IMPROVEMENTS
     9.01 Tenant Improvements.
          (A) Tenant at its sole cost and expense shall complete all the required on-site and off-site improvements, including all signs, required for the development of the Leased Premises. In addition Tenant shall construct a motion picture theater building on the Premises containing approximately fifty-seven thousand five hundred thirty-eight (57,538) square feet with fourteen auditoriums.
          (B) Landlord agrees to provide Tenant with an improvement allowance of up to a maximum of Four Million Eight Hundred Ninety Thousand Seven Hundred Thirty Dollars ($4,890,730) $85 per square foot-(Tenant Allowance). Tenant shall pay any difference between the total Tenant Building and improvement cost less the Tenant Allowance. Landlord agrees that it shall pay to Tenant, or at Tenant’s direction, to Tenant’s contractor, within fifteen (15) days following Landlord’s receipt of conditional lien waivers

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signed by its contractor, in form reasonably sufficient to waive lien rights in Washoe County, Nevada, an amount equal to the Tenant Allowance multiplied by the percentage of work completed as of the date of the lien waivers, less any installments of Tenant Allowance already paid. If the total contract for Tenant’s Work exceeds Tenant’s Allowance, Landlord shall only be required to pay its pro-rata share which shall be the ratio of Tenant’s Allowance to the total of Tenant’s Work. If Landlord disputes any portion of the request for payment by Tenant due to faulty or incomplete work, then Landlord shall withhold a sum which, in Landlord’s opinion would be required to correct or complete the disputed work. In this event, Landlord shall submit a written “punch list” to Tenant. Anything above to the contrary notwithstanding, Landlord shall no obligation to pay any portion of the construction allowance if Tenant is then in default of any of the terms and provisions of this Lease.
     9.02 Hold Harmless. Except to the extent attributable to the intentional or negligent acts or omissions of Landlord or Landlord’s agents, employees, contractors, tenants, or invitees, Tenant shall indemnify, protect, defend and hold harmless Landlord and the Premises from and against all claims and liabilities arising by virtue of or relating to construction of by Tenant of Tenant’s Building or Improvements or repairs made at any time to the Premises including repairs, restoration and rebuilding and all other activities of Tenant on or with respect to the Premises. If Tenant is required to defend any action or proceeding pursuant to this Section to which action or proceeding Landlord is made a party, Landlord shall also be entitled to appear, defend, or otherwise take part in the matter involved, at its election, by counsel of its own choosing, and to the extent Landlord is indemnified under this Section, Tenant shall bear the cost of Landlord’s defense, including attorney’s fees; provided, however, Tenant shall be liable for attorney’s fees only if single legal counsel (or a single firm of legal counsel) cannot represent both Landlord and Tenant without there arising an actual or potential conflict of interests.
     9.03 Permits: Compliance With Codes. All building permits and other permits, licenses, permissions, consents and approvals required to be obtained from governmental agencies or third parties in connection with construction of the Improvements and any subsequent improvements, repairs, replacements or renewals to the Premises shall be acquired as required by applicable laws, ordinances or regulations. Landlord agrees to cooperate reasonably with Tenant and all governmental authorities having jurisdiction. Tenant shall cause all work on the Premises during the Term to be performed in accordance with all applicable laws and all directions and regulations of all governmental agencies and the representatives of such agencies having jurisdiction.
     9.04 Ownership of Improvements.
          A) During the Term of this Lease (including any renewals or extensions), the Improvements erected, constructed or located within the Premises, including without limitation all additions, alterations and improvements thereto or replacements thereof and all appurtenant fixtures, machinery and equipment installed therein, shall be and remain the property of Tenant. At the expiration or earlier termination of this Lease, the Improvements and all additions, alterations and improvements thereto or replacements thereof and all appurtenant fixtures, machinery and equipment installed therein excluding moveable trade fixtures and personal property of Tenant, shall become the property of Landlord, unless and to the extent Landlord elects to have Tenant remove any of the foregoing pursuant to Section 9.04 (B).
          B) Tenant shall have the right to remove all trade fixtures, equipment and furnishings, including seats, carpets, draperies, screen, sound reproducing equipment, projection equipment, furniture and lobby frames from the Premises without notice to Landlord provided, Tenant replaces all items removed with items of similar quality or better quality and the foregoing shall remain the property of the Tenant at the expiration or earlier termination of the Lease. In addition, Landlord shall have the right if Landlord so elects by giving written notice to Tenant of such election at any time before ninety (90) days prior to the end of the Term (including any renewals or extensions) hereof for Tenant to remove at Tenant’s sole cost any other Improvements and all additions, alterations and improvements thereto or replacements thereof erected, constructed, or installed on the Premises. The removal of any of the foregoing shall be completed within thirty

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(30) days following the end of the Term hereof (including any renewals thereof or any earlier termination permitted by this Lease.
     9.05 Control. Notwithstanding anything to the contrary in this Lease, during the Term of this Lease Tenant shall have exclusive control and possession of the Premises.
ARTICLE X
INDEMNITY
     10.01 Landlord’s Indemnity. Except to the extent attributable to the intentional and negligent acts or omissions of Landlord and its agents, employees, tenants, licensees and contractors, Tenant shall indemnify, pay and protect, defend and hold harmless (with counsel reasonably approved by Landlord) and save Landlord (and its successors, assigns and any successor fee owners of the Premises), and all of their directors, officers, employees and agents, hereinafter referred to as “Landlord Indemnities”, from and against any claims, demand, damages, injuries, costs, expenses, losses, liabilities, causes of action, interest, fines, charges and penalties (including reasonable legal fees and expenses in enforcing this indemnity and hold harmless), directly or indirectly arising out of or attributable to (i) any intentional or negligent act or omission of Tenant, its agents, employees, licensees, invitees or contractors on the Leased Premises, occurring within the Leased Premises or (ii) arising from Tenant’s or its employees use of the Leased Premises.
     10.02 Tenant’s Indemnity. Except to the extent attributable to the intentional and negligent acts or omissions of Tenant and its agents, employees, tenants, licensees and contractors, Landlord shall indemnify, pay and protect, defend and hold harmless (with counsel reasonably approved by Tenant) and save Tenant (and its successors, assigns and subletees), and all of their directors, officers, employees and agents, hereinafter referred to as “Tenant Indemnities”, from and against any claims, demand, damages, injuries, costs, expenses, losses, liabilities, causes of action, interest, fines, charges and penalties (including reasonable legal fees and expenses in enforcing this indemnity and hold harmless), directly or indirectly arising out of or attributable to (i) any intentional or negligent act or omission of Landlord, its agents, employees, licensees, invitees on the Leased Premises or contractors, occurring within the Leased Premises, or (ii) arising from Landlord’s use of the Leased Premises.
ARTICLE XI
ASSIGNMENT AND SUBLETTING
     11.01 Assignment and Subletting.
          A) Tenant may assign the Lease and may sublease a portion or all of the Premises, subject to Landlord’s approval which shall not be unreasonably withheld and subject to the CC&R’s, provided Tenant remains liable for all Tenant obligations under this Lease, and any sublease shall be subject to all the provisions of this Lease and CC&R’s. Landlord shall be entitled to all rent from any assignment or sublease in excess of the Annual Fixed Rent set forth in this Lease.
          B) Any assignment of this Lease or any sublease of a portion or all of the Premises shall be subject to the terms and conditions of this Lease.
          C) Notwithstanding anything in this Lease to the contrary, it is agreed that at any time during the term of this Lease, Tenant may without Landlord’s consent, assign this Lease (a) to any subsidiary or affiliate corporation of Tenant or of Tenant’s parent corporation (“Parent Corporation”) (so long as such corporation remains a subsidiary or affiliate of Tenant or of Tenants Parent Corporation), or (b) to Tenant’s Parent Corporation, or (e) to any corporation which acquires 50% or more of the issued and outstanding voting stock (or such lesser percentage as shall be sufficient to acquire voting control) of

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Tenant or of Tenant’s Parent Corporation, provided that such corporation duly and validly then guarantees the performance of the obligations under this Lease.
     11.02 Notice to Landlord. Tenant shall give notice to Landlord in writing of any assignment of the Lease ten (10) days prior to such event.
ARTICLE XII
MORTGAGE SUBORDINATION
     12.01 Existing Mortgages. If there is an existing mortgage or deed of trust (“Mortgage”) lien affecting the interest of Landlord in the Premises or in any other part of the Leased Premises, then Landlord shall obtain and shall deliver to Tenant within fifteen (15) days after the Effective Date, a non-disturbance and attornment agreement in a form reasonably acceptable to such lender, Landlord and Tenant, executed by the Mortgagee (as defined below), wherein the Mortgagee shall agree to recognize the interest of Tenant and abide by the terms of this Lease in the event of any judicial foreclosure, private sale or deed in lieu of foreclosure, including the right to quiet enjoyment of the Premises, without any condition, limitation or restriction.
     12.02 Future Mortgages. The rights of Tenant under this Lease shall be, at the option of Landlord, either subordinate or superior to any future mortgage on Landlord’s interest in the Premises in favor of an institutional lender not affiliated with Landlord. Provided however, that as a condition to any subordination of this Lease, the mortgagees or beneficiaries of any deed of trust and their successors and assigns (the “Mortgagee”) shall agree to recognize the interest of Tenant and abide by the terms of this Lease in the event of any foreclosure or deed in lieu of foreclosure, including the right to quiet enjoyment of the Premises, without any condition, limitation or restriction. As a further condition of such subordination, Landlord, Tenant and the Mortgagee shall enter into a non-disturbance and attornment agreement in a form reasonably acceptable to all parties executing such instrument.
ARTICLE XIII
CONDEMNATION — EMINENT DOMAIN
     13.01 Definitions. The following definitions apply in construing provisions of this Lease relating to a taking of or damage to all or any part of the Leased Premises or Improvements or Parking or any interest in them by eminent domain or inverse condemnation:
          A) “Taking” means that taking or damaging, including severance damage, by eminent domain or by inverse condemnation for any public or quasi-public use under any statute. The transfer of title may be either a transfer resulting from the recording of a final order in condemnation or a voluntary transfer or conveyance to the condemning agency or entity under threat of condemnation, in avoidance of an exercise of eminent domain, or while condemnation proceedings are pending. The Taking shall be considered to take place as of the date on which the right to compensation and damages accrues under the law applicable to the Premises, unless the condemnor also takes actual physical possession of the Premises or a part thereof, in which case the date of Taking for the purposes of this Lease shall be the later of the date on which the right to compensation and damages accrues or the date physical possession is taken by the condemnor.
          B) “Total Taking” means the Taking of the fee title to the Leased Premises and the Improvements on the Premises, which shall be considered to include any offsite improvements effected by Tenant to serve the Premises or the improvements or the parking serving the Leased Premises.
          C) “Partial Taking” means any Taking (including any damaging) of a portion of the Premises, or any Improvements thereon or parking serving the Leased Premises which is not a Total Taking.

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          D) “Notice of Intended Taking” means any notice or notification on which a reasonably prudent man would rely and which he would interpret as expressing an existing intention of Taking as distinguished from a mere preliminary inquiry or proposal. It includes, but is not limited to, the service of a condemnation summons and complaint on a party to this Lease. The notice is considered to have been received when a party to this Lease receives from the condemning agency or entity a Notice of Intended Taking, in writing, containing a description or map of the Taking reasonably defining the extent of the Taking.
          E) “Award” means compensation paid for the Taking, whether pursuant to judgment or by agreement or otherwise.
     13.02 Notice to Other Party. The party hereto receiving any notice of the kinds specified below shall promptly give the other party notice of the receipt, contents, and date of the notice received:
          A) Notice of Intended Taking;
          B) Service of any legal process relating to condemnation of the Premises or improvements;
          C) Notice in connection with any proceedings or negotiations with respect to such a condemnation; or
          D) Notice of intent or willingness to make or negotiate a private purchase, sale or transfer in lieu of condemnation.
     13.03 Total Taking — Effect on Rent and Term. On a Total Taking, Tenant’s obligation to pay Rent shall terminate on, and Tenant’s interest in the leasehold shall continue until, the date of Taking, at which time this Lease shall terminate.
     13.04 Distribution of Award for Taking. On a Taking, all sums, including, but not limited to, damages and interest awarded for the value of the real estate taken, shall be apportioned and paid by the governmental body taking the Premises as follows:
          A) To Landlord, the amount awarded, if any for the Fair Market Value of all Land, buildings and other improvements on the Leased Premises and all Severance Damages.
          B) To Tenant, the amount awarded, if any, for loss of goodwill, lost business, lost profits, relocation expenses and fixtures; and
          C) To Landlord, any balance.
          Tenant shall only be entitled to payments under this Section 13.04 out of amounts awarded by the governmental body taking the Premises.
     13.05 Partial Taking — Rent Adjustments. On a Partial Taking, the Lease shall remain in full force and effect covering the remaining Premises, except that the total Rent as otherwise provided herein shall be reduced in the same ratio as the percentage of the area of the Premises or the parking taken bears to the total area of the Premises or the parking.
     13.06 Partial Taking — Option to Terminate. Notwithstanding anything herein to the contrary, in the event of a Partial Taking, if more than thirty-three percent (33%) of the Building or thirty-three (33%) of the parking serving the Leased Premises is taken by condemnation or sold under the threat of condemnation, then Tenant may terminate this Lease as of the date the condemning authority takes title or possession, whichever

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occurs first, by delivering written notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority takes possession).
     13.07 Separate Tenant’s Award. In the event of a Taking, Tenant may make a separate claim with respect to lost business, lost profits, goodwill, moving expenses, fixtures and relocation expenses against the acquiring governmental Agency.
ARTICLE XIV
DEFAULT
     14.01 Tenant’s Default. The occurrence of any of the following shall constitute a default or event of default by Tenant:
          A) Failure to pay Annual Fixed Rent or any other monetary amount when due as provided herein, if the failure continues for ten (10) days after first written notice has been given to Tenant by Landlord;
          B) Failure to perform any of Tenant’s non-monetary obligations under this Lease; provided however, Tenant shall have thirty (30) days from receipt of written notice by Landlord to cure each such default. If Tenant cannot reasonably cure such default within said thirty (30) day period, Tenant shall not be in default of this Lease if Tenant commences to cure the breach within the thirty (30) day period and diligently and in good faith continues to cure the breach.
     14.02 Landlord’s Remedies Cumulative. Landlord shall have the following remedies set forth in subsections (A) through (G) below if Tenant commits a default, except as provided in Section 15.03. These remedies are not exclusive and may be exercised concurrently or successively; they are cumulative in addition to any remedies now or later allowed by law or equity:
          A) Bring Suit for Performance. Landlord may bring suit for the collection of the Rent or other amounts for which Tenant is then in default, or for the performance of any other covenant or agreement devolving upon Tenant, all without having to enter into possession or terminate this Lease;
          B) Re-Entry Without Termination. Landlord may re-enter the Premises, by legal proceedings (or without legal proceedings if the Premises have been abandoned), and take possession thereof, without thereby terminating this Lease, and thereupon Landlord may expel all persons and remove all property therefrom, without becoming liable to prosecution therefor, and relet the Premises or a portion or portions thereof, and receive the rent therefrom, applying the same first to the payment of the reasonable expenses of such re-entry and the reasonable cost of such reletting, and then to the payment of the Rent and other amounts for which Tenant is then in default; the balance, if any, to be paid to Tenant, who, whether or not the Premises are relet, shall remain liable for any deficiency. It is agreed that the commencement and prosecution of any action by Landlord in forcible entry and detainer, ejectment, or otherwise, or the appointment of a receiver, or any execution of any decree obtained in any action to recover possession of the Premises, or any re-entry, shall not be construed as an election to terminate this Lease unless Landlord shall, in writing, expressly exercise its election to declare the Lease Term hereunder ended and to terminate this Lease, and unless this Lease be expressly terminated, such re-entry or entry by Landlord, whether had or taken under summary proceedings or otherwise, shall not be deemed to have absolved or discharged Tenant from any of its obligations and liabilities for the remainder of the Lease Term. Notwithstanding anything to the contrary or other provisions of this Section 14.02(B), Tenant shall have the right to sublet the Premises, assign its interest in the Lease, or both, subject to Landlord’s prior right, during any continuance of Tenant’s default, to relet the Premises or a portion or portions thereof.

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          C) Termination of Lease and Lessee’s Right to Possession. No act by Landlord, other than giving Tenant written notice of termination of this Lease, shall in fact terminate the Lease. Upon termination of the Lease, neither Landlord nor Tenant shall have any future rights or obligations under the Lease except that Landlord shall have the right to recover from Tenant the following:
               (1) The worth, at the time of the award, of the unpaid Rent that had been earned at the time of termination of this Lease;
               (2) The worth, at the time of the award, of the amount by which the unpaid Rent that would have been earned after the date of termination of this Lease until the time of award exceeds the amount of the loss of Rent that Tenant proves could have been reasonably avoided;
               (3) The worth, at the time of the award, of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of the loss of Rent that Tenant proves could have been reasonably avoided; and
               (4) Any other amount, and court costs, necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform his obligations under the Lease or which, in the ordinary course of things, would be likely to result therefrom.
          D) Definitions. As used herein, the following phrases shall be interpreted as follows:
               (1) “The worth, at the time of the award,” as used in subsections 14.02(C)(1) and (2) above, is to be computed by allowing interest at the maximum lawful rate. “The worth, at the time of the award,” as referred to in subsection 14.02(C)(3) above, is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%).
               (2) As used herein, the term “time of award” shall mean either the date upon which Tenant pays to Landlord the amount recoverable by Landlord as hereinabove set forth or the date of entry of any determination, order, or judgment of any court or other legally constituted body determining the amount recoverable, whichever first occurs.
          E) Surrender. Promptly after notice of termination, Tenant shall surrender and vacate the Premises and all improvements in broom-clean condition, and Landlord may re-enter and take possession of the Premises and all remaining improvements and eject all parties in possession or eject some and not others, or eject none. Termination under subsection 14.02(C) shall not relieve Tenant from the payment of any sum due to Landlord or from any claim for damages previously accrued or then accruing against Tenant.
          F) Appointment of Receiver. If Tenant defaults under Section 14.02(C), Landlord shall have the right to have a receiver appointed to collect rent from any subtenants. Neither the filing of a petition for the appointment of a receiver nor the appointment itself shall constitute an election by Landlord to terminate this Lease.
          G) Landlord’s Right to Cure Tenant’s Default. Landlord, at any time after Tenant is in default under Section 14.01 herein, may cure the default at Tenant’s expense. If Landlord, at any time, by reason of Tenant’s default, pays any sum or does any act that requires the payment of any sum, the sum paid by Landlord shall be immediately reimbursed from Tenant to Landlord, together with interest at ten percent (10%) per annum computed from the date of such expenditure until the date of reimbursement by Tenant.

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     14.03 Landlord’s Default.
          A) The occurrence of the following shall constitute a default by Landlord: Breach of any provision of this Lease if the breach is not cured within thirty (30) days after written notice by Tenant; provided, however, that if the breach cannot reasonably be cured within such thirty (30) day period, Landlord shall not be in default of this Lease if Landlord commences to cure the breach within the thirty (30) day period and diligently and in good faith continues to cure the default.
          B) Tenant, at any time after Landlord is in default under paragraph (A) above, may cure the default at Landlord’s expense. If Tenant at any time, by reason of Landlord’s default, pays any sum or does any act that requires the payment of any sum, the sum paid by Tenant shall be immediately reimbursed by Landlord, together with interest at eighteen percent (18%) per annum determined at the time the expenditure is made by Tenant computed from the date of such expenditure until the date of reimbursement by Landlord. If Landlord fails to make such payment(s) within fifteen (15) days after Tenant’s written demand, Tenant shall be entitled to offset any amount due from Landlord against the next Rent payment due under this Lease.
     14.04 Waiver of Redemption. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being dispossessed or removed from the Premises upon the termination of this Lease because of default by Tenant hereunder.
     14.05 Dispute Resolution. Landlord and Tenant desire by provisions of this Section 14.05 to establish procedures to facilitate the informal and inexpensive resolution of any dispute arising out of this Lease by mutual cooperation and without resort to litigation. To accomplish this objective, Landlord and Tenant agree to follow the procedures set forth below if and when a dispute arises between them under this Lease.
          A) Description of Dispute. The complaining party shall provide by notice a written description of the alleged breach by the other party. This description shall explain the nature of the complaint and the Lease provision(s) on which it is based. The complaining party shall also set forth a proposed solution to the problem including a specific time frame within which the parties must act. The party receiving the letter of complaint must respond in writing within ten (10) days with an explanation, including references to the relevant parts of the Lease and a response to the proposed solution. Within ten (10) days of receipt of this response, the parties must meet and discuss options for resolving the dispute. The complaining party must initiate the scheduling of the resolution meeting.
          B) Mediation. A settlement conference shall be held within thirty (30) days of the unsuccessful resolution meeting or as soon as practical thereafter.
          C) Arbitration. With respect to disputes which the parties have been unable to resolve informally or by mediation, the parties agree to submit the dispute for final and binding arbitration if the dispute has not otherwise been settled. The parties agree that the arbitration must be initiated within one (1) year after the date of the written description of the alleged breach and that the failure to initiate arbitration within the one (1) year period constitutes an absolute bar to the initiation of any proceedings. An arbitration shall be deemed initiated for the purposes of this section by demand therefor being sent by certified mail to the other party, which notice shall contain a description of the dispute, the amount involved and the remedies sought. The parties shall have the right to representation by counsel throughout the arbitration proceedings. Arbitration shall be conducted under the Commercial Arbitration Rules of the American Arbitration Association.
     14.06 Attorneys’ Fees. Should any action or proceeding, be commenced between the parties to this Lease concerning said Premises, this Lease, or the rights and duties of either in relation thereto, the party, Landlord, or Tenant, prevailing in such action or proceeding shall be entitled, in addition to such other relief as

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may be granted in the action or proceeding, to a reasonable sum as and for its attorneys’ fees therein which shall be determined by the arbitrator(s) hearing such action or proceeding.
ARTICLE XV
REPRESENTATIONS AND WARRANTIES
     15.01 Landlord’s Representations and Warranties.Landlord represents and warrants:
          A) Landlord is the fee owner of the Premises.
          B) The persons executing this Lease in behalf of Landlord are authorized to execute the same on behalf of Landlord and Landlord’s obligations under this Lease are legally binding, do not require the consent of any other parties and do not violate the provisions of any agreement to which Landlord is a party.
          C) To the best of Landlord’s knowledge there is no claim, suit, demand or litigation, or administrative proceeding, or condemnation, eminent domain or similar proceeding pending or threatened with respect to the Premises or the Leased Premises, nor does Landlord know or have reasonable grounds to know of any basis for such action.
          D) Tenant shall at all times during the Term of this Lease have the right to peacefully and quietly have, hold, occupy and enjoy the Premises, subject to the terms of this Lease without hindrance or molestation from Landlord or any person claiming by, from or under Landlord.
          E) Landlord is not now insolvent either in the sense that it cannot pay its current bills as they come due or that its liabilities exceed its assets
          F) The title to the Leased Premises is vested in Landlord, subject to no defects or encumbrances created by Landlord except as disclosed to Tenant in writing by Landlord prior to the Effective Date.
          G) Except for liens or encumbrances created by or through Tenant, or based upon Impositions which are the responsibility of Tenant under this Lease, Landlord shall not, after the date hereof, agree to or create or permit or suffer to be created any liens or encumbrances on the Premises which are (i) not specifically stated in writing to be junior to this Lease, or any New Lease (as defined herein), or (ii) which are inconsistent with the obligations of Landlord hereunder, and Landlord shall, at or prior to the commencement of the Term, cause the Premises to be free of all liens and encumbrances. Title to the Premises shall be free of all Objected Exceptions.
     15.02 Tenant’s Representations and Warranties. Tenant represents and warrants:
          A) Tenant is a Delaware corporation in good standing.
          B) The persons executing this Lease in behalf of Tenant are authorized to execute the same on behalf of Tenant and Tenant’s obligations under this Lease are legally binding, do not require the consent of any other parties and do not violate the provisions of any agreement to which Tenant is a party.
          C) Tenant is not now insolvent either in the sense that it cannot pay its current bills as they come due or that its liabilities exceed its assets
ARTICLE XVI
DAMAGE OR DESTRUCTION

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     16.01 Repairs. Alterations and Further Improvements.
          In the event of damage to or destruction of the Tenant’s Building or any Improvements on or to the Premises whether or not covered by the insurance described in Article 6: Tenant shall effect, at Tenant’s sole cost and Landlord and Tenant agree that the funds derived from insurance acquired pursuant to Article 6 shall be made available to effect, such repair and reconstruction of the structure or improvement so damaged or destroyed to substantially its condition prior to said damage or destruction with such alterations thereto as Tenant shall reasonably determine prudent or valuable under the circumstances, including any changes required to comply with applicable law, with the then prevailing construction practices applicable to the Premises. Tenant shall be responsible for all costs, in excess of Insurance proceeds available. All such work shall be carried on in accordance with Drawings prepared by a licensed architect or architects approved by Landlord (acting reasonably) if such an architect is reasonably required, given the scope and nature of the work. In disbursing insurance proceeds the Tenant and Landlord may rely upon and accept the certified determinations of such architect with respect to estimated costs, awarding of contracts, sufficiency of bonds, progress of construction, interpretation of plans and specifications, compliance with same, and completion of construction. No extras or changes in Drawings shall be made by Tenant without first giving written notice of such changes to Landlord and obtaining Landlord’s approval thereof (which approval shall not be unreasonably withheld or delayed).
          If such reconstruction or rebuilding cannot be made under then existing laws, ordinances, statutes or regulations of any governmental authority applicable thereto, the Lease shall Terminate and any insurance proceeds shall become the property of Landlord.
     16.02 Prompt Repair. If Tenant, pursuant to the terms hereof, is obligated or elects to repair, replace, reconstruct or rebuild any structures, improvements or other property as hereinabove provided, the same shall be effected at Tenant’s cost and expense (which may be paid from insurance proceeds available as above provided and subject to the provisions of subparagraph (B) of Section 16.01), and Tenant shall diligently commence and continuously carry out such repair, replacement, reconstruction or rebuilding, to full completion as soon as possible, except to the extent of delays due to strikes, lockouts, shortages of labor or materials after due diligence in obtaining the same, governmental restrictions, fire, casualty, riot, act of God, act of the public enemy, or other causes beyond the reasonable control of Tenant after the exercise of due diligence, including diligence in contracting, and the exercise of rights under contracts, with contractors and suppliers.
     16.03 Rent Adjustment. This Lease and the Term shall not terminate or be terminated because of damage to or destruction of any structure or improvement on or in the Premises except under and in accordance with the provisions hereinabove contained. If such damage or destruction occurs and renders all or a portion of the Improvements on the Premises untenantable, Rent shall thereafter not abate but continue for as long as and to the extent such Improvements are untenantable.
     16.04 Damage During Last Two (2) Years of Term. If there occurs during the last two (2) years of the Initial Term or at any time during a Renewal Period damage or destruction to any improvement on or in the Premises and the costs of repairing, restoring, replacing or rebuilding the same exceed Five Thousand Dollars ($500,000), then Tenant may elect to terminate the Term and, in such event, Tenant shall give notice to Landlord of its election within sixty (60) days after its determination of the amount of damage, and the Term shall thereupon terminate as of the date of such notice and all insurance proceeds shall become the property of Landlord.
ARTICLE XVII
MISCELLANEOUS
     17.01 Limitation on Liability. The liability of Landlord hereunder or in connection with the Premises or Leased Premises shall be limited to its interest in the Leased Premises and in no event shall any other assets of Landlord be subject to any claim arising out of or in connection with the Leased Premises.

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     17.02 Brokers. Landlord and Tenant each represent to the other that neither has any obligation to any broker or finder in connection with this transaction, and that no fee or commission is due any broker, finder, or similar person in connection herewith. Landlord and Tenant each indemnifies the other and agrees to hold the other harmless from and against any and all claims, demands, liabilities, lawsuits, costs, and expenses (including reasonable attorneys’ fees) for any fee or commission due to any other broker, finder, or similar person in connection with this transaction and arising out of the act of the indemnifying party.
     17.03 Modification. No modification, waiver, amendment, discharge, or change of this Lease shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge, or change is or may be sought.
     17.04 Severability. In the event any term, covenant, condition, provision, or agreement contained herein is held to be invalid, void, or otherwise unenforceable, by any court of competent jurisdiction, such holding shall in no way affect the validity or enforceability of any other term, covenant, condition, provision, or agreement contained herein.
     17.05 Governing Law. This Lease and the obligations of the parties hereunder shall be interpreted, construed, and enforced in accordance with the laws of the State of Nevada and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by Law.
     17.06 Terminology. All personal pronouns used in this Lease, whether used in the masculine, feminine, or neuter gender, shall include all other genders; the singular shall include the plural and vice versa. “Business Day” means other than a Saturday, Sunday, or holiday. In the event that the time for performance of an act under this Lease falls on a Saturday, Sunday, or holiday, the date for performance of such act shall be extended to the next Business Day.
     17.07 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original agreement, and all of which shall constitute one agreement by each of the parties hereto.
     17.08 Binding Effect. Except as otherwise herein provided, this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
     17.09 Captions. Article and section titles or captions contained herein are inserted as a matter of convenience and for reference, and in no way define, limit, extend, or describe the scope of this Lease or any provisions hereof. All reference to section numbers herein shall mean the sections of this Lease.
     17.10 Notices to Landlord and Tenant.
          A) Except as otherwise in this Lease provided, a bill, demand, statement, consent, notice or communication which Landlord may desire or be required to give to Tenant shall be deemed sufficiently given or rendered if in writing, delivered personally to Tenant or sent by certified (return receipt requested) or private express mail courier (postage fully prepaid) addressed to Tenant to the addresses set forth in Section 17.11 below or at such other address(es) as Tenant shall designate by notice given as herein provided. If Landlord is notified of the identity and address of Tenant’s Leasehold Mortgagee, Landlord shall give such party any notice served upon Tenant hereunder by certified or private express mail carrier.
          B) Any notice, request, demand or communication by Tenant to Landlord must be in writing and delivered personally to Landlord or sent by certified (return receipt requested) or private express courier (postage fully prepaid), addressed to Landlord to the addresses set forth in Section 17.11 below or at such other address(es) as Landlord shall designate by notice given as herein provided. If Tenant is notified of

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the identity and address of Landlord’s mortgagee or beneficiary under a deed of trust, or ground or underlying lessor, Tenant shall give such party notice of any default by Landlord hereunder by certified or private express mail carrier.
          C) The time of the rendition of such bills or statements and of the giving of such consents, notices, demands, requests or communications (collectively “notice”) by Tenant or Landlord shall be deemed to be the earlier of (i) the date received by Tenant with respect to a notice to Tenant, and the date received by Landlord with respect to a notice to Landlord (ii) if the notice is sent by certified mail, five (5) days after the same is mailed, or (iii) if the notice is sent by private overnight courier (e.g., Federal Express or similar courier), one (1) day after the same is delivered to or picked up by such courier. Rejection or refusal to accept a notice, request, demand, or the inability to deliver same because of a changed address of which no notice was given shall be deemed to be a receipt of the notice, request or demand sent.
     17.11 Addresses for Notices to Landlord and Tenant
     Notices to are to be delivered, mailed or couriered to the following address(es):

To Landlord:	Syufy Enterprises 150 Golden Gate Ave. San Francisco, CA 94102 Attn.: Real Estate Department

To Tenant:	Century Theatres, Inc. 150 Golden Gate Avenue San Francisco, CA 94102 Attention: Legal Department
Tenant and Landlord may change their respective addresses for purposes of this section by giving written notice of such change to the other.
     17.12 Entire Agreement. This Lease and the exhibits attached set forth the entire agreement between the parties. Except as specifically set forth herein, there are no agreements, representations, or warranties whatsoever as to any matter. Any prior agreements, conversations, or writings are merged herein, superseded hereby, and extinguished.
     17.13 Sale or Transfer of Premises. Landlord shall promptly notify Tenant in writing of any sale or transfer of the Premises or any assignment of Landlord’s interest in this Lease, giving the name and address of the assignee or new owner, as the case may be, and instructions regarding the payment of rent or any other amount required to be paid by Tenant hereunder. In the event of any transfer or assignment of Landlord’s interest in this Lease or any change in, or transfer of, title in and to the Premises of any part thereof, whether voluntary or involuntary, or by act of Landlord or by operation of law, Tenant shall be under no obligation to pay rent or other charges payable by Tenant to Landlord hereunder, thereafter accruing, until Tenant shall have been notified in writing of such transfer, assignment, or change in title, and given satisfactory proof thereof, and the withholding of rent or other charges payable by Tenant to Landlord hereunder, in the meantime shall not be deemed a default upon the part of Tenant. Landlord may assign this Lease and convey its title to the Premises, subject to this Lease, at any time. In the event of such assignment of this Lease, Landlord shall have no further obligations under this Lease, except for liabilities which shall have accrued prior to the date of such assignment and transfer and that the assignee assumes in writing Landlord’s obligations hereunder accruing on and after the effective date of the assignment.
     17.14 Force Majeure. In the event that Tenant shall be delayed or hindered in or prevented form the performance of any act other than Tenant’s obligation to make payments of rent, and other charges

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required hereunder, by reason of strikes, lockouts, unavailability of materials, failure of power, restrictive governmental laws or regulations, riots, insurrections, the default of Landlord, war, or other reason beyond its control, then performance of such act shall be excused for the period of the delay, and the period for the performance of such act shall be extended for a period equivalent to the period of such delay. Notwithstanding the foregoing, lack of funds shall not be deemed to be a cause beyond the control of Tenant.
     17.15 Waiver. No term, covenant, or condition of this Lease can be waived except in writing, signed by the party making the waiver, Landlord or Tenant, as the case may be. No waiver of any default hereunder shall be implied from any omission by either party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver, and that only for the time and to the extent therein stated. The acceptance by Landlord of Rent or partial Rent with knowledge of the breach of any of the covenants of this Lease by Tenant shall not be deemed a waiver of any such breach. One or more waivers of any breach of any covenant, term, or condition of this Lease shall not be construed as a waiver of any subsequent breach of the same covenant, term, or condition. The consent or approval by either party shall not be deemed to waive or render unnecessary that party’s consent to or approval of any subsequent similar act.
     17.16 Estoppel Certificate. Either party hereto shall, within twenty (20) days notice from the other party (referred to as the “Requesting Party”), execute and deliver to the Requesting Party, in recordable form, a certificate stating that this Lease is unmodified and in full force and effect, or in full force and effect as modified, and stating the modifications. The certificate also shall state the amount of current monthly rent, the dates to which the rent has been paid in advance, the amount of prepaid rent, and any other information with respect to this Lease reasonably requested by the Requesting Party. Failure to deliver the certificate within the twenty (20) days shall be conclusive upon the party failing to deliver the certificate for the benefit of the party requesting the certificate and any successor to the party requesting the certificate, that this Lease is in full force and effect, and has not been modified except as may be represented by the party requesting the certificate, and that rent and other charges have not been paid for any period after date of the notice requesting the certificate.
     17.17 Number and Gender. Whenever the context requires the singular number, it shall include the plural, the plural the singular, and the use of any gender shall include all genders.
     17.18 No Holding Over. Tenant shall have no right to holdover after the end of the Term. Should Tenant or any Leasehold Mortgagee succeeding to the interest of Tenant hold over in possession after the expiration date, such holding over shall not be deemed to extend the Lease or renew this Lease; and Tenant shall pay a pro-rated daily amount equal to one hundred twenty percent (120%) of the Annual Rent in effect immediately preceding the expiration date until Tenant vacates the Premises.
     17.19 Mechanics Liens. Tenant shall discharge, by payment, bonding or otherwise, any mechanics liens filed against the Premises or the Leased Premises in connection with Tenant’s work and/or any alterations or other work done by or on behalf of Tenant in the Premises within thirty (30) days after Tenant receives notice of the filing of such lien, and Landlord shall cooperate with Tenant at no expense to Landlord, in order to accomplish such discharge. Should Tenant fail to so discharge any such mechanics lien, Landlord shall have the right to remove such mechanics liens and charge all costs thereof, including without limitation, reasonable attorneys’ fees, to Tenant as additional rent plus interest at 18%.
     17.20 Relationship of Parties. Nothing contained in this Lease shall be construed to create the relationship of principal and agent, partnership, joint venture or any other relationship between the parties hereto other than the relationship of Landlord and Tenant. Nothing contained herein shall in any way impose any liability upon the stockholders, officers or directors of Landlord or stockholders, officers, directors or trustees of Tenant should such parties be corporate entities.

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     17.21 Time of the Essence. Time is of the essence with respect to Tenant’s payment of rent and other monetary obligations to Landlord under this Lease.
     17.22 Facsimile Copies. Tenant and Landlord (i) have each agreed to permit the use, from time to time and where appropriate, of telecopied signatures in order to expedite the transaction contemplated by this Lease, (ii) each intend to be bound by its respective telecopied signature, (iii) are each aware that the other will rely on the telecopied signature, and (iv) each acknowledge such reliance and waiver any defenses to the enforcement of the documents effecting the transaction contemplated by this Lease based on a telecopied signature.
     17.23 Anti-Merger. The voluntary or otherwise surrender of this Lease by Tenant, or a mutual cancellation of this Lease shall not work a merger but shall at the option of Landlord either:
          A) Terminate any existing subleases or subtenancies; or
          B) Operate as an assignment to Landlord (and assumption by Landlord) of any subleases or subtenancies.
          Executed as of the date first written above.
TENANT:
CENTURY THEATRES, INC.
a Delaware Corporation
By:	/s/ Joseph Syufy
Print Name: Joseph Syufy
Title: SR Ex V.P.
LANDLORD:
SYUFY ENTERPRISES
a California Limited Partnership
By:	/s/ Raymond W. Syufy
Print Name: Raymond W. Syufy
Title: GNL PTR

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